UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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NaviSite, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement)

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400 Minuteman Road
Andover, Massachusetts 01810

November 1, 2006

Dear NaviSite Stockholders:

I am pleased to invite you to attend the 2006 Annual Meeting of Stockholders of NaviSite, Inc. to be held on Tuesday, December 12, 2006 at 9:00 a.m., local time, at The Westin Boston Waterfront hotel located at 425 Summer Street, Boston, MA 02210.

Specific details regarding admission to the meeting and the business to be conducted at the Annual Meeting are included in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We encourage you to carefully read these materials, as well as the enclosed Annual Report to Stockholders for the fiscal year ended July 31, 2006. NaviSite’s Board of Directors recommends that you vote in favor of each of the director nominees and for each other proposal set forth in the Notice of Annual Meeting and Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will ensure that your shares are represented and voted at the Annual Meeting by completing and returning the enclosed proxy card. If you do attend the Annual Meeting, you may withdraw your proxy and vote in person if you so desire.

Thank you for your continued support.

Sincerely,

Arthur P. Becker
Chief Executive Officer and President

NAVISITE, INC.
400 Minuteman Road
Andover, MA 01810

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Tuesday, December 12, 2006

To the Stockholders of NaviSite, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of NaviSite, Inc., a Delaware corporation (“NaviSite”), will be held on Tuesday, December 12, 2006 at 9:00 a.m., local time, at The Westin Boston Waterfront hotel located at 425 Summer Street, Boston, MA 02210, to consider and act upon the following matters:

(1) To elect six members of the Board of Directors of NaviSite (the “Board of Directors”) to serve for a one-year term;

(2) To ratify the appointment of KPMG LLP as NaviSite’s independent registered public accounting firm for the fiscal year ending July 31, 2007; and

(3) To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has no knowledge of any other business to be transacted at the Annual Meeting.

A copy of NaviSite’s Annual Report to Stockholders for the fiscal year ended July 31, 2006, which contains consolidated financial statements and other information of interest to stockholders, is included with this Notice and Proxy Statement.

Admission of stockholders to the Annual Meeting will be on a first-come, first-served basis, and picture identification will be required to enter the Annual Meeting. Each stockholder will be entitled to bring one guest to the Annual Meeting. An individual arriving without picture identification will not be admitted unless it can be verified that the individual is a NaviSite stockholder. Cameras, cellular phones, recording equipment and other electronic devices will not be permitted at the Annual Meeting. NaviSite reserves the right to inspect any persons or items prior to their admission to the Annual Meeting.

Only stockholders of record as of the close of business on Monday, October 23, 2006 are entitled to notice of, and to vote at, the Annual Meeting. All stockholders are cordially invited to attend the meeting.

By order of the Board of Directors,
Monique Cormier
Secretary

Andover, Massachusetts
November 1, 2006

YOUR VOTE IS IMPORTANT.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED RETURN ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

PROXY STATEMENT
PROPOSAL NO. 1
PROPOSAL NO. 2
CORPORATE GOVERNANCE AND BOARD MATTERS
ADDITIONAL INFORMATION
Summary Compensation Table
STOCK OPTION GRANTS IN THE FISCAL YEAR ENDED JULY 31, 2006
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
APPENDIX I

NAVISITE, INC.

PROXY STATEMENT

Annual Meeting of Stockholders
To Be Held On Tuesday, December 12, 2006

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of NaviSite, Inc., a Delaware corporation (“NaviSite”), for use at NaviSite’s 2006 Annual Meeting of Stockholders, which will be held on Tuesday, December 12, 2006 (the “Annual Meeting”) at 9:00 a.m., local time, at The Westin Boston Waterfront hotel, 425 Summer Street, Boston, MA 02210, and at any adjournments thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders (the “Notice of Annual Meeting”).

The Notice of Annual Meeting, this Proxy Statement, the accompanying proxy card and NaviSite’s Annual Report to Stockholders for the fiscal year ended July 31, 2006 (the “2006 Annual Report”) are being mailed to stockholders on or about November 3, 2006. NaviSite’s principal executive offices are located at 400 Minuteman Road, Andover, Massachusetts 01810 and its telephone number is (978) 682-8300.

Solicitation

The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by NaviSite. NaviSite may engage a paid proxy solicitor to assist in the solicitation. Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of NaviSite’s common stock, $.01 par value per share, held in their names. In addition to the solicitation of proxies by mail, NaviSite’s directors, officers and other employees may, without additional compensation, solicit proxies by telephone, facsimile, electronic communication and personal interviews. NaviSite will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to stockholders.

Record Date, Voting Securities and Votes Required

Only holders of record of NaviSite common stock as of the close of business on Monday, October 23, 2006 (the “Record Date”) will be entitled to receive notice of and vote at the Annual Meeting and any adjournments thereof. On the Record Date, NaviSite had approximately 29,065,200 shares of common stock issued and outstanding and entitled to be voted. The holders of common stock are entitled to one vote for each share held as of the Record Date on any proposal presented at the Annual Meeting.

A majority of the shares of common stock issued and outstanding and entitled to be voted at the Meeting will constitute a quorum at the Annual Meeting. Votes withheld, abstentions and broker non-votes shall be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

The affirmative vote of the holders of a plurality of the votes cast at the Annual Meeting is required for the election of directors (Proposal No. 1). The affirmative vote of the holders of a majority of the shares of NaviSite common stock present or represented by proxy and voting on the matter is required to ratify the appointment of KPMG LLP as NaviSite’s independent registered public accounting firm for the fiscal year ending July 31, 2007 (Proposal No. 2).

Shares which abstain from voting on a particular matter and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter (“broker non-votes”) will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the election of directors (Proposal No. 1), which requires a plurality of the votes cast, or the ratification of the appointment of KPMG LLP as NaviSite’s independent registered public accounting firm (Proposal No. 2), which requires an affirmative vote of a majority of the shares of NaviSite common stock present or represented by proxy and voting on the matter.

An automated system administered by NaviSite’s transfer agent tabulates the votes. The votes on each matter are tabulated separately.

To vote by mail, complete, date and sign the enclosed proxy card and return it in the enclosed envelope. No postage is necessary if the proxy card is mailed in the United States. If you hold your shares through a bank, broker or other nominee, they will give you separate instructions for voting your shares.

Proxies

  Voting By Proxy

Voting instructions are included on your proxy card. If you properly complete, sign and date your proxy card and return it to us (in the postage prepaid envelope provided) in time to vote, one of the individuals named as your proxy will vote your shares as you have directed. If you sign and timely return your proxy card but do not indicate how your shares are to be voted with respect to one or more of the proposals to be voted on at the Annual Meeting, your shares will be voted for each of such proposals and in accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Annual Meeting, and the individuals named in the proxy card will have discretionary authority to vote upon any adjournment of the Annual Meeting.

  Revoking Your Proxy

You may revoke your proxy at any time before it is voted by:

•	Notifying NaviSite’s Secretary in writing at the principal executive offices of NaviSite located at 400 Minuteman Road, Andover, MA 01810, Attention: Secretary, before the Annual Meeting that you have revoked your proxy; or

•	Attending the Annual Meeting and voting in person at the Annual Meeting.

  Voting in Person

If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a proxy from your nominee authorizing you to vote your “street name” shares held as of the Record Date.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement or 2006 Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write or call us at the following address or telephone number: Investor Relations Department, NaviSite, Inc., 400 Minuteman Road, Andover, Massachusetts 01810, telephone: (978) 682-8300. If you want to receive separate copies of the Proxy Statement or 2006 Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact NaviSite at the above address and telephone number.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of September 30, 2006 (unless otherwise indicated), with respect to the beneficial ownership of NaviSite common stock by the following:

•	each person known by NaviSite to beneficially own more than 5% of the outstanding shares of NaviSite common stock;

•	each of NaviSite’s directors;

•	each of the Named Executive Officers (as defined below under the heading “Executive Compensation”); and

•	all of the current executive officers and directors as a group.

For purposes of the following table, beneficial ownership is determined in accordance with the rules promulgated by the Securities and Exchange Commission (the “SEC”) and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, NaviSite believes that each person or entity named in the table has sole voting and investment power with respect to all shares of NaviSite common stock shown as beneficially owned by them (or shares such power with his or her spouse). Under such rules, shares of NaviSite common stock issuable under options that are currently exercisable or exercisable within 60 days after September 30, 2006 (“Presently Exercisable Options”), shares of our common stock issuable under warrants that are currently exercisable, or exercisable within 60 days after September 30, 2006 (“Presently Exercisable Warrants”), and shares of our common stock issuable upon conversion of amounts owed by us under an outstanding promissory note held by Atlantic Investors, LLC (the “Atlantic Note”) are deemed outstanding and are included in the number of shares beneficially owned by a person named in the table and are used to compute the percentage ownership of that person. These shares are not, however, deemed outstanding for computing the percentage ownership of any other person or entity. Unless otherwise indicated, the address of each person listed in the table is c/o NaviSite, Inc., 400 Minuteman Road, Andover, Massachusetts 01810.

The percentage ownership of NaviSite common stock of each person or entity named in the following table is based on 29,059,977 shares of NaviSite common stock outstanding as of September 30, 2006 plus any shares subject to Presently Exercisable Options held by such person.

	Amount and Nature of
	Beneficial Ownership
Name and Address of	Number of		Percentage
Beneficial Owner	Shares		of Class

5% Stockholders
Atlantic Investors, LLC	18,475,069	(1)	61.0%
20 East 66th Street
New York, NY 10021
Hewlett-Packard Financial Services Company	4,416,592	(2)	15.2%
420 Mountain Avenue
Murray Hill, NJ 07974
Waythere, Inc.(3)	2,880,280		9.9%
c/o BG Affiliates
One Beacon Street
Suite 1500
Boston, MA 02108
SPCP Group, L.L.C. and SPCP Group III LLC	3,514,933	(4)	12.1%
c/o Silver Point Capital
Two Greenwich Plaza
Greenwich, CT 06830
Directors and Named Executive Officers
Andrew Ruhan	63,750	(5)	*
Arthur P. Becker	1,055,086	(6)	3.5%
James Dennedy	98,750	(7)	*
Thomas R. Evans	78,750	(7)	*
Gabriel Ruhan	475,000	(7)	1.6%
Larry Schwartz	98,750	(7)	*
John J. Gavin, Jr.	369,446	(7)	1.3%
Monique Cormier	55,866	(7)	*
All current executive officers and directors as a group (8 persons)	2,295,398	(8)	7.4%

*	Less than 1%.

(1)	Based on information provided by Atlantic Investors, LLC in a Form 4 dated July 28, 2004 filed with the SEC on July 30, 2004. Includes 1,353,417 shares of common stock issuable upon conversion of $3,803,101 owed by us to Atlantic Investors, LLC under the Atlantic Note as of September 30, 2006, which may be converted at any time at the election of Atlantic into shares of our common stock at a conversion price of $2.81. Atlantic Investors, LLC is controlled by two managing members, Unicorn Worldwide Holdings Limited and Madison Technology LLC. Unicorn Worldwide Holdings Limited is jointly controlled by its Board members, Simon Cooper and Simon McNally. Mr. Becker is the managing member of Madison Technology LLC. Messrs. Cooper and McNally for Unicorn Worldwide Holdings Limited and Mr. Becker for Madison Technology LLC share voting and investment power over the securities held by Atlantic Investors, LLC. Mr. A. Ruhan holds a 10% equity interest in Unicorn Worldwide Holdings Limited, a managing member of Atlantic Investors, LLC. Atlantic Investors, LLC has informed us that the 17,121,652 shares of our common stock it holds and the promissory notes issued to Atlantic Investors, LLC by us are currently its sole investment.

(2)	Shares are held of record by Hewlett-Packard Financial Services Company, a wholly owned subsidiary of Hewlett-Packard Company, a widely held publicly traded company. Hewlett-Packard Company and Hewlett-Packard Financial Services Company may each be deemed the beneficial owner of these shares.

(3)	Based on information provided by Waythere, Inc. (formerly known as Surebridge, Inc.) in a Form 4 filed with the SEC on July 24, 2006. Waythere, Inc. is a corporation with a Board of Directors elected by stockholders. No individual member of the Board of Directors has voting or investment power over the securities held by Waythere.

(4)	Consists of shares of common stock issuable upon the exercise of Presently Exercisable Warrants. SPCP Group, L.L.C. is owned by Silver Point Capital Fund, L.P. (the “Fund”) and Silver Point Capital Offshore Fund (the “Offshore Fund”). Silver Point, L.P. (“Silver Point”) is the investment manager of the Fund and the Offshore Fund. Silver Point is controlled by Edward A. Mule and Robert J. O’Shea. SPCP Group III LLC is an affiliate of Silver Point (via common ownership) and is controlled by Messrs. Mule and O’Shea.

(5)	Consists of shares of common stock issuable upon the exercise of Presently Exercisable Options. Excludes 17,121,652 shares of common stock owned by Atlantic Investors, LLC, 1,353,417 shares of common stock underlying the Atlantic Note and 426,134 shares of common stock owned by Global Unicorn Worldwide Holdings S.A.R.L., a wholly owned subsidiary of Unicorn Worldwide Holdings Limited, with respect to all of which Mr. A. Ruhan disclaims beneficial ownership. Mr. A. Ruhan holds a 10% equity interest in Unicorn Worldwide Holdings Limited, a managing member of Atlantic Investors, LLC.

(6)	Consists of 213,067 shares of common stock owned by Madison Technology LLC and 842,019 shares of common stock issuable upon the exercise of Presently Exercisable Options. Excludes 17,121,652 shares of common stock owned by Atlantic Investors, LLC and 1,353,417 shares of common stock underlying the Atlantic Note with respect to which Mr. Becker disclaims beneficial ownership. Mr. Becker is the managing member of Madison Technology LLC, a managing member of Atlantic Investors, LLC.

(7)	Consists of shares of common stock issuable upon the exercise of Presently Exercisable Options.

(8)	Consists of 213,067 shares of common stock owned by Madison Technology LLC and 2,082,331 shares of common stock issuable upon the exercise of Presently Exercisable Options. Excludes 17,121,652 shares of common stock owned by Atlantic Investors, LLC and 1,353,417 shares of common stock underlying the Atlantic Note with respect to which Messrs. A. Ruhan and Becker disclaim beneficial ownership, and 426,134 shares of common stock owned by Global Unicorn Worldwide Holdings S.A.R.L. with respect to which Mr. A. Ruhan disclaims beneficial ownership.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Pursuant to NaviSite’s By-Laws, all of the directors are elected at each annual meeting of stockholders and hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal. The By-Laws further provide that the number of directors shall be determined from time to time by resolution of the Board of Directors or by the holders of shares representing a majority of the votes entitled to be cast by all stockholders in any annual election of directors.

The Board of Directors currently has six members. The current members of the Board of Directors are Messrs. Andrew Ruhan, Arthur P. Becker, James Dennedy, Thomas R. Evans, Gabriel Ruhan and Larry Schwartz.

The Board of Directors recommends that the six nominees named below be elected as directors of NaviSite. The persons named as proxies will vote to elect the six nominees named below as directors of NaviSite unless the proxy card is marked otherwise. Each nominee is presently serving as a director, has consented to being named in this Proxy Statement and has indicated his willingness to serve if elected. If for any reason any nominee should become unable or unwilling to serve, the persons named as proxies may vote the proxy for the election of a substitute nominee. The Board of Directors has no reason to believe that any nominee will be unable to serve.

Biographical and certain other information concerning NaviSite’s nominees for re-election to the Board of Directors, each of whom is presently serving as a director, is set forth below. Information with respect to the number of shares of NaviSite common stock beneficially owned by each director, as of September 30, 2006, appears above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” With the exception of Andrew Ruhan and Gabriel Ruhan, who are brothers, no director or executive officer is related by blood, marriage or adoption to any other director or executive officer.

Nominees for Election to the Board of Directors

Andrew Ruhan, age 44, has served as Chairman of the Board of NaviSite since September 2002. Mr. Ruhan is also a Managing Director of Bridgehouse Capital, a London-based private equity investment advisory firm. Since 2000, Mr. Ruhan has served as Chief Executive Officer of ClearBlue Technologies, Inc., a managed service provider and an affiliate of NaviSite (“CBT”). From 1998 to 2002, Mr. Ruhan was the co-founder and Chief Executive Officer of GlobalSwitch Group, a data center company in the United Kingdom.

Arthur P. Becker, age 56, has served as a director of NaviSite since September 2002 and its Chief Executive Officer and President since February 2003. Since 2000, Mr. Becker has served as Vice Chairman and a director of CBT. Mr. Becker is also a co-founder of Atlantic Investors, LLC, a holder of approximately 59% of the outstanding shares of NaviSite common stock as of the Record Date. From 1999 to February 2003, Mr. Becker was a private investor and since 1999 he has been the Managing Member of Madison Technology LLC, an investment fund that is focused on technology and telecommunications companies. Madison Technology LLC is a managing member of Atlantic Investors, LLC.

James Dennedy, age 41, has served as a director of NaviSite since January 2003. Since November 2004, Mr. Dennedy has been the President and Chief Executive Officer of Engyro Corporation, an enterprise systems and network management company. From September 2003 until November 2004, Mr. Dennedy served as a Managing Partner of Mitchell-Wright, LLC, a technology buy-out and investment company. From August 2002 to September 2003, Mr. Dennedy was the President of Strategic Software Holdings, LLC, an investment firm making equity investments and buyouts on behalf of itself and its investors in the enterprise software industry. From March 2001 to March 2002, Mr. Dennedy served as President of divine Managed Services, a technology services company.

Thomas R. Evans, age 52, has served as a director of NaviSite since October 2003. Since June 2004, Mr. Evans has been the Chief Executive Officer and President of Bankrate, Inc., an Internet-based consumer banking marketplace. Mr. Evans also serves on the Board of Directors of Bankrate. From September 2002 to June 2004, Mr. Evans was a private investor and consultant. From August 1999 to August 2002, Mr. Evans served as Chairman of the Board and Chief Executive Officer for Official Payments Corp., an online payment service for government taxes and fees. Mr. Evans is also a director of Viceroy, Inc.

Gabriel Ruhan, age 42, has served as a director of NaviSite since October 2002. Since January 2004, Mr. Ruhan has been the Managing Director of Global Marine Systems Limited, a marine technology and engineering company specializing in the maintenance of submarine telecommunications cables. From April 2003 to December 2004, Mr. Ruhan served as NaviSite’s Chief Operating Officer. From December 2002 until April 2003, Mr. Ruhan served as NaviSite’s Executive Vice President for Business Development. From 1998 to 2002, Mr. Ruhan was Corporate Development Director of GlobalSwitch Group, a data center company in the United Kingdom. Mr. Ruhan is also a director of CBT and NaviSite Europe Ltd., one of NaviSite’s subsidiaries located in the United Kingdom.

Larry Schwartz, age 43, has served as a director of NaviSite since May 2003. Since August 2004, Mr. Schwartz has served as the Chief Executive Officer of Bridgehouse Marine Limited, a company that acquires and manages companies providing marine services to the telecommunications and energy industries. In January 2004, Mr. Schwartz founded The Wenham Group, a private equity investment firm. From May 2000 to December 2003, Mr. Schwartz was the Senior Vice President and Chief Restructuring Officer for Genuity Inc., where Mr. Schwartz also served as a member of Genuity’s senior management committee.

The Board of Directors recommends a vote FOR the election of the above-named nominees as directors of NaviSite.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP as NaviSite’s independent registered public accounting firm to audit NaviSite’s financial statements for the fiscal year ending July 31, 2007. KPMG LLP has audited the financial statements of NaviSite for each fiscal year since NaviSite’s inception. If the stockholders do not ratify the selection of KPMG LLP as NaviSite’s independent registered public accounting firm, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in NaviSite’s and its stockholders’ best interests. A representative of KPMG LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends a vote FOR ratification of the selection of KPMG LLP as NaviSite’s independent registered public accounting firm for the fiscal year ending July 31, 2007.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Members of the Board of Directors

Our Board of Directors has determined that our company is a “Controlled Company,” as defined in the rules of The Nasdaq Stock Market, Inc. because Atlantic Investors, LLC is the beneficial owner of more than 50% of our voting power. We therefore are exempt from certain independence requirements of the Nasdaq rules, including the requirement to maintain a majority of independent directors on our Board of Directors, an independent compensation committee (although we do have a Compensation Committee comprised of three independent directors) and a standing nominating committee or committee performing a similar function.

To increase the quality of the Board’s oversight and to lessen the possibility of damaging conflicts of interest, the Board intends to have at least three “independent directors”, as defined from time to time by The Nasdaq Stock Market, by law or by any rule or regulation of any other regulatory body or self-regulatory body applicable to NaviSite. No director will be considered “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with NaviSite (either directly or as a partner, shareholder or officer of an organization that has a relationship with NaviSite). The Board of Directors has determined that each of Messrs. James Dennedy, Thomas Evans and Larry Schwartz is an independent director as defined in the rules of The Nasdaq Stock Market, and none of Messrs. Dennedy, Evans and Schwartz has a material relationship with NaviSite other than by virtue of his service on the Board of Directors.

Board and Committee Meetings

The Board of Directors held 8 meetings during the fiscal year ended July 31, 2006. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which he served. NaviSite strongly encourages all directors to attend the annual meeting of stockholders. All members of the Board of Directors attended the 2005 Annual Meeting of Stockholders.

Committees of the Board of Directors

The Board of Directors has designated two principal standing committees, an audit committee (the “Audit Committee”) and a compensation committee (the “Compensation Committee”). The current members of the Audit Committee and the Compensation Committee are identified in the following table:

Name	Audit Committee	Compensation Committee

James Dennedy	Chair	X
Thomas R. Evans	X	X
Larry Schwartz	X	Chair

  Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its responsibilities to stockholders concerning NaviSite’s financial reporting and internal controls. The Audit Committee facilitates open communication among the Audit Committee, Board of Directors, NaviSite’s independent registered public accounting firm and management. The Audit Committee discusses with management and NaviSite’s independent registered public accounting firm the financial information developed by NaviSite, NaviSite’s systems of internal controls and NaviSite’s audit process. The Audit Committee is solely and directly responsible for appointing, evaluating, retaining, and, where necessary, terminating the engagement of NaviSite’s independent registered public accounting firm. The independent registered public accounting firm meets with the Audit Committee (both with and without the presence of NaviSite’s management) to review and discuss various matters pertaining to the audit, including NaviSite’s financial statements, the report of the independent registered public accounting firm on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by NaviSite.

The Audit Committee preapproves all audit services to be provided to NaviSite by the principal auditor and all other services (including reviewing, attestation and non-audit services) to be provided to NaviSite by the independent registered public accounting firm.

The Audit Committee is charged with establishing procedures for (i) the receipt, retention and treatment of complaints received by NaviSite regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of NaviSite of concerns regarding questionable accounting or auditing matters. The Audit Committee reviews all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee. The Audit Committee is authorized, without further action by the Board of Directors, to engage independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix I hereto.

The Board of Directors has determined that all of the members of the Audit Committee are independent as defined under the rules of The Nasdaq Stock Market, and that the Audit Committee members meet the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934. During the last fiscal year, the Audit Committee held 6 meetings.

  Compensation Committee

The Compensation Committee of the Board of Directors determines salaries, incentives and other forms of compensation for the Chief Executive Officer and the executive officers of NaviSite and reviews and makes recommendations to the Board of Directors with respect to director compensation. In addition, the Compensation Committee administers NaviSite’s stock incentive compensation and equity-based plans. The Board of Directors has adopted a written charter for the Compensation Committee. During the last fiscal year, the Compensation Committee held 6 meetings.

  Nominating Committee

We are a “Controlled Company,” as defined in the rules of The Nasdaq Stock Market, Inc. because Atlantic Investors, LLC is the beneficial owner of more than 50% of our voting power. Therefore, we are exempt from certain independence requirements of the Nasdaq rules, including the requirement to maintain a standing nominating committee or committee performing a similar function, and as such we do not have a separate nominating committee.

The Board serves the function that would otherwise be provided by a separate nominating committee. Each member of the Board of Directors participates in the consideration of director nominees. Generally, the Board of Directors identifies candidates for director nominees in consultation with management and the independent members of the Board, through the use of search firms or other advisers, through the recommendations submitted by stockholders or through such other methods as the Board of Directors deems to be helpful to identify candidates. Once candidates have been identified, the Board of Directors confirms that the candidates meet the qualifications for director nominees established by the Board. The Board of Directors may gather information about the candidates through interviews, questionnaires, background checks, or any other means that the Board of Directors deems to be helpful in the evaluation process. The Board of Directors meets to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board.

In considering whether to include any particular candidate in the Board’s slate of recommended director nominees, the Board will consider the candidate’s integrity, education, business acumen, knowledge of NaviSite’s business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Board does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. NaviSite believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Board of Directors will consider director candidates who are recommended by the stockholders of NaviSite. Such recommendation for nomination must be in writing and include the following:

•	Name and address of the stockholder making the recommendation;

•	Number of shares of NaviSite common stock that are owned beneficially and held of record by such stockholder;

•	Name and address of the individual recommended for consideration as a director nominee;

•	Principal occupation and experience of the director nominee;

•	Total number of shares of NaviSite common stock that will be voted for the director nominee by the stockholder making the recommendation; and

•	A written statement from the stockholder making the recommendation stating whether the director nominee has indicated his or her willingness to serve if elected and why such recommended candidate would be able to fulfill the duties of a director.

Nominations must be sent to the attention of the Secretary of NaviSite by U.S. mail to NaviSite, Inc., 400 Minuteman Road, Andover, Massachusetts 01810. The Secretary will then provide the nomination to the Board for consideration. Assuming that the required material has been provided on a timely basis, the Board of Directors will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the Board of Directors by sending written communications to the Board of Directors or any individual member of the Board of Directors to the following address: Board of Directors, c/o Secretary, NaviSite, Inc., 400 Minuteman Road, Andover, Massachusetts 01810. The Secretary will forward all such correspondence accordingly, except for mass mailings, job inquiries, surveys, business solicitations or advertisements, personal grievances, matters as to which NaviSite tends to receive repetitive or duplicative communications, or patently offensive or otherwise inappropriate material.

ADDITIONAL INFORMATION

Management

Officers are appointed annually by the Board and serve at the discretion of the Board. Set forth below is information regarding the current executive officers of NaviSite.

Name	Age	Position

Arthur P. Becker	56	Chief Executive Officer, President and Director
John J. Gavin, Jr.	51	Chief Financial Officer and Treasurer
Monique Cormier	38	General Counsel, Vice President and Secretary

Arthur P. Becker has served as a director of NaviSite since September 2002 and its Chief Executive Officer and President since February 2003. Since 2000, Mr. Becker has served as Vice Chairman and a director of CBT. Mr. Becker is also a co-founder of Atlantic Investors, LLC, a holder of approximately 59% of the outstanding shares of NaviSite common stock as of the Record Date. From 1999 to February 2003, Mr. Becker was a private investor and since 1999 he has been the Managing Member of Madison Technology LLC, an investment fund that is focused on technology and telecommunications companies. Madison Technology LLC is a managing member of Atlantic Investors, LLC.

John J. Gavin, Jr. has served as our Chief Financial Officer since May 2004. From January 2002 to April 2004, Mr. Gavin was a private investor. From February 2000 through December 2001, Mr. Gavin served as the Senior Vice President and Chief Financial Officer of Cambridge Technology Partners, which was acquired by Novell, Inc. Prior to his work at Cambridge Technology Partners, Mr. Gavin spent twelve years at Data General Corporation rising through the financial organization to Vice President and Chief Financial Officer. Mr. Gavin also spent ten years at Price Waterhouse LLP in various accounting and audit positions including serving as Senior Manager in charge of multi-national audits. From October 2001 until April 2005, Mr. Gavin served on the Board of Directors of Ascential Software Corporation, an enterprise software company providing data integration and management solutions. Mr. Gavin currently serves on the Board of Directors of VistaPrint Ltd., a provider of graphic design services and customized printing products. Mr. Gavin is a certified public accountant.

Monique Cormier has served as the General Counsel, Vice President and Secretary of NaviSite since August 2005. From August 2004 to August 2005, Ms. Cormier served as Associate General Counsel for NaviSite. From March 2004 to July 2005 Ms. Cormier served as a Corporate Associate for Todtman, Nachamie Spizz & Johns, LLP, a general practice law firm. September 2000 to October 2003, Ms. Cormier served as a Corporate Associate for Gunderson Dettmer, LLP, a full service law firm.

Director Compensation

On September 27, 2005, the Board of Directors adopted a new policy with respect to the compensation of the independent directors of the Board and the Chairman of the Board. The new policy provides that each independent director and the Chairman of the Board shall be paid an annual fee of $20,000. In addition, (i) the Chairperson of the Audit Committee and of the Compensation Committee will each receive an additional annual fee of $5,000, (ii) each member of the Audit Committee and the Compensation Committee, other than the Chairman, will receive an additional annual fee of $3,000, and (iii) the Chairman of the Board will receive an additional annual fee of $7,000. Upon initial election to the Board, each independent director and the Chairman of the Board will receive an initial stock option of 50,000 shares of NaviSite common stock, which stock option will vest monthly over a period of three years. Upon re-election to the Board, each independent director and the Chairman of the Board will receive a stock option for 15,000 shares of NaviSite common stock, which stock option will vest monthly over a period of 12 months. The Chairman of the Audit Committee and the Compensation Committee will not receive any additional stock options by virtue of his position as a committee Chairman.

During the 2006 fiscal year, Messrs. G. Ruhan and Becker were not paid for service on the Board of Directors. In accordance with NaviSite’s director compensation policy, upon re-election to the Board of

Directors, each of Messrs. A. Ruhan (Chairman), Evans, Dennedy and Schwartz received an option to purchase 15,000 shares of NaviSite common stock on December 8, 2005 at a purchase price per share of $1.25. The option vests monthly over a period of 12 months. For his services as Chairman of the Board, Mr. A. Ruhan also received an option to purchase 50,000 shares of NaviSite common stock on September 27, 2005 at a purchase price per share of $1.45. The option was fully vested at the grant date. In addition, under the director compensation policy, NaviSite paid Mr. Dennedy $8,000 for his service as Chairman of the Audit Committee and as a member of the Compensation Committee; Mr. Evans $6,000 for his service on the Audit Committee and Compensation Committee; Mr. Schwartz $8,000 as Chairman of the Compensation Committee and member of the Audit Committee and Mr. A. Ruhan $7,000 as Chairman of the Board.

Apart from the arrangements discussed above, NaviSite does not pay any cash compensation to members of its Board of Directors for their services as members of the Board of Directors, although directors are reimbursed for their reasonable travel expenses incurred in connection with attending Board of Directors and committee meetings. Directors who are also NaviSite officers or employees are eligible to participate in the Amended and Restated 2003 Stock Incentive Plan.

NaviSite and each member of the Board of Directors have entered into an indemnification agreement pursuant to which the directors will be indemnified by NaviSite, subject to certain limitations, for any liabilities incurred by the directors in connection with their role as directors of NaviSite.

Executive Compensation

  Summary Compensation

The following table sets forth certain summary information with respect to the compensation paid during the fiscal years ended July 31, 2006, 2005 and 2004 earned by each of (i) NaviSite’s Chief Executive Officer and (ii) two other executive officers who were serving as executive officers on July 31, 2006 whose total annual salary and bonus for fiscal year 2006 exceeded $100,000 (collectively, the “Named Executive Officers”). In the table below, columns required by the regulations of the SEC have been omitted where no information was required to be disclosed under those columns.

Summary Compensation Table

					Long-Term
					Compensation
					Awards
					Securities
		Annual Compensation			Underlying
Name and Principal Position	Year	Salary ($)	Bonus ($)		Options

Arthur P. Becker	2006	275,000	—		103,125
Chief Executive Officer and President	2005	275,000	—		500,000
	2004	275,000	—		460,000
John J. Gavin, Jr.	2006	250,000	25,000	(1)	50,000
Chief Financial Officer and Treasurer	2005	250,000	—		300,000
	2004	50,800	—		200,000
Monique Cormier	2006	176,346	20,000	(1)	52,500
General Counsel, Vice President and Secretary			—

(1)	Cash paid for bonus under the FY2006 Executive Bonus Program. Bonus was paid on October 13, 2006.

  Option Grants During the Fiscal Year Ended July 31, 2006

The following table sets forth information regarding options to purchase NaviSite common stock granted to the Named Executive Officers during the fiscal year ended July 31, 2006. NaviSite has never granted any stock appreciation rights.

STOCK OPTION GRANTS IN THE FISCAL YEAR ENDED JULY 31, 2006

	Individual Grants
	Number of		Percent of			Potential Realizable
	Securities		Total			Value at Assumed
	Underlying		Options			Annual Rates of Stock
	Options		Granted to	Exercise		Price Appreciation for
	Granted		Employees in	Price	Expiration	Option Term ($)(1)
Name	(#)		Fiscal Year	(Per Share) ($)	Date	5%	10%

Arthur P. Becker	103,125	(2)	4.72%	1.48	2/16/2016	95,952	243,142
John J. Gavin, Jr.	50,000	(2)	2.29%	1.48	2/16/2016	46,522	117,887
Monique Cormier	40,000	(3)	1.83%	1.55	8/31/2015	38,978	98,770
	12,500	(2)	0.57%	1.48	2/16/2016	11,631	29,472

(1)	Amounts reported in these columns represent hypothetical amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified rates of appreciation (5% and 10%) on the underlying common stock over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect NaviSite’s estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of such exercise and the future performance of the underlying common stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the optionholder.

(2)	On February 17, 2006, each was granted this option under the Amended and Restated 2003 Stock Incentive Plan. The option grant was a component of the FY2006 Executive Bonus Program. The options are exercisable as to 25% of the original number of shares on August 16, 2006 and thereafter in equal monthly over the three year period commencing on August 16, 2006. The option grant will accelerate in full if incentive targets are met. On October 2, 2006, it was determined that the individuals have met the targets and the options became fully exercisable on October 2, 2006.

(3)	On September 1, 2005, Ms. Cormier was granted this option under the Amended and Restated 2003 Stock Incentive Plan. The option is exercisable as to 25% of the original number of shares on February 28, 2006 and thereafter in equal amounts monthly over the three year period commencing on February 28, 2006.

Options Exercised During Fiscal Year Ended July 31, 2006

The following table sets forth the number of exercisable and unexercisable options to purchase NaviSite common stock held by the Named Executive Officers as of July 31, 2006. No stock options to purchase NaviSite common stock were exercised by any Named Executive Officer during the fiscal year ended July 31, 2006.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

	Number of Securities		Value of Unexercised In the
	Underlying Unexercised		Money Options at
	Options at July 31, 2006		July 31, 2006 ($)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Arthur P. Becker	658,340	444,785	621,432	930,162
John J. Gavin, Jr.	270,836	279,164	280,340	488,160
Monique Cormier	37,394	55,106	82,901	127,374

Compensation Committee Report on Executive Compensation

NaviSite’s executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee determines the salaries of, establishes bonuses for and grants stock options to NaviSite’s executive officers.

Compensation Philosophy.  NaviSite’s executive compensation program has three objectives: (i) to align the interests of its executive officers with the interests of NaviSite’s stockholders by basing a significant portion of an executive’s compensation on NaviSite’s performance; (ii) to attract and retain talented executive officers who can contribute to the success of NaviSite; and (iii) to provide incentives for superior performance by NaviSite’s executives. To achieve these objectives, the Compensation Committee has developed a compensation program that consists of base salary, short-term incentive compensation in the form of a bonus, and long-term incentive compensation in the form of stock options. These compensation elements are in addition to the general benefit programs that are offered to all of NaviSite’s executive officers.

Base Salaries and Short-term Incentive Compensation.  The Compensation Committee reviews NaviSite’s executive compensation program annually. In its review, the Compensation Committee assesses the competitiveness of NaviSite’s executive compensation program by comparing its pay practices with those of other companies whose business and financial condition are similar to that of NaviSite’s. In determining individual salaries and bonuses, the Compensation Committee considers overall corporate performance, business unit performance, individual performance and an individual’s historical salary and bonus levels. The Compensation Committee established the FY2006 Executive Bonus Program pursuant to which NaviSite paid a bonus of $25,000 to Mr. Gavin and options to purchase 50,000 shares of common stock and $20,000 to Ms. Cormier on October 13, 2006 for FY2006. In addition, Mr. Becker received options to purchase 103,125 shares of common stock, Mr. Gavin received options to purchase 50,000 shares of common stock, and Ms. Cormier received options to purchase 12,500 shares of common stock on February 17, 2006, all of which were fully accelerated upon the achievement of the FY2006 corporate objectives in accordance with the FY2006 Executive Bonus Program.

Long-Term Incentive Compensation.  The Compensation Committee believes that placing a portion of an executive’s total compensation in the form of stock options achieves three objectives: (i) it aligns the interest of NaviSite’s executives directly with those of NaviSite’s stockholders; (ii) it gives executives a significant long-term interest in NaviSite’s success; and (iii) it helps NaviSite retain key executives. In determining the number and terms of options to grant an executive, the Compensation Committee will primarily consider the executive’s past performance and the degree to which an incentive for long-term performance would benefit NaviSite. The Compensation Committee also considers the number of shares of NaviSite common stock covered by, and the exercise price of, outstanding stock options, the total number of shares reserved for issuance under NaviSite’s stock option plans, NaviSite’s projected hiring needs for the near future and the recent performance of NaviSite.

Compensation of the Chief Executive Officer.  The Compensation Committee believes that the compensation of the Chief Executive Officer is consistent with NaviSite’s general policies concerning executive compensation and is appropriate in light of NaviSite’s financial objectives and performance. Awards of intermediate and long-term incentive compensation to the Chief Executive Officer are considered concurrently with awards to other executive officers and follow the same general policies as such other intermediate and long-term incentive awards. In determining the Chief Executive Officer’s compensation, the Compensation Committee considers the factors described above with respect to other executive officers. In addition, the Compensation Committee considers the extent to which the Chief Executive Officer anticipates opportunities and takes advantage of them, the extent to which he anticipates problems and avoids them, the success of his efforts towards building NaviSite’s management team, business and infrastructure and his involvement in improving the operating and financial performance of NaviSite. Based on these factors and considerations, the Compensation Committee elected to set Mr. Becker’s annual base salary for fiscal 2006 at $275,000. Because of NaviSite’s financial condition, NaviSite did not pay any cash bonuses to Mr. Becker in fiscal 2006. In lieu of a cash bonus, the Compensation Committee granted Mr. Becker an option to purchase 103,125 shares of NaviSite common stock at an exercise price per share equal to $1.48. The stock option vested as to 25% of the original number of shares on August 16, 2006 and vests thereafter in equal installments on a monthly basis until fully vested on August 16, 2009.

Policy on Deductibility of Executive Compensation.  Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a federal income tax deduction to public companies for certain compensation over $1,000,000 paid to a company’s Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee intends to review the potential effects of Section 162(m) periodically and intends to structure NaviSite’s stock option grants and certain other equity-based awards in a manner that is intended to avoid disallowances under Section 162(m) of the Code unless the Compensation Committee believes that such compliance would not be in the best interest of NaviSite or its stockholders.

COMPENSATION COMMITTEE

Larry Schwartz, Chairman
James Dennedy
Thomas R. Evans

Independent Registered Public Accounting Firm Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of NaviSite’s annual financial statements for fiscal years ended July 31, 2005 and 2006, and fees billed for other services rendered by KPMG LLP.

	2005	2006

Audit Fees(1)	$529,225	$530,850
Audit-Related Fees(2)	—	18,040

Audit and Audit-Related Fees	529,225	578,890
Tax Fees(3)	65,000	65,000
All Other Fees(4)	—	—

Total Fees	$594,225	$613,890

(1)	Audit fees consisted principally of fees for the audit in accordance with the Standards of the Public Company Accounting Oversight Board (United States) and quarterly reviews of the consolidated financial statements. The audit fee for both fiscal years also includes fees for the review of, and consents included within, Navisite’s registration statement on Form S-2 and other SEC filings.

(2)	Audit-related fees consisted principally of fees for accounting consultation on proposed transactions.

(3)	Tax fees consisted principally of fees for tax compliance, tax planning and tax advice.

(4)	All other fees include all other non-audit services. No such services were provided during fiscal year 2005 or fiscal year 2006.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre- approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Audit Committee Financial Expert

The Board of Directors has determined that James Dennedy is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

Audit Committee Report

The Audit Committee of the Board of Directors has reviewed and discussed NaviSite’s audited financial statements for fiscal year 2006 with NaviSite’s management. The Audit Committee has discussed with KPMG, NaviSite’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 and has discussed with KPMG its independence. The Audit Committee also considered whether KPMG’s provision of non-audit services to NaviSite is compatible with maintaining KPMG’s independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in NaviSite’s Annual Report on Form 10-K for fiscal year 2006.

AUDIT COMMITTEE

James Dennedy, Chairman
Larry Schwartz
Thomas R. Evans

The information contained in the foregoing report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference into any of NaviSite’s previous or future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent specifically incorporated by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Certain Relationships and Related Transactions

SPCP Group, L.L.C. and SPCP Group III LLC

On April 11, 2006, we entered into a Credit and Guaranty Agreement (the “Credit Agreement”) with Silver Point Finance, LLC (“Silver Point”) and certain affiliated entities whereby Silver Point and the lenders named in the Credit Agreement provided to us a $70 million senior secured term loan facility and a $3 million senior secured revolving credit facility (collectively, the “Credit Facility”). Each of our subsidiaries is also a party to the Credit Agreement as guarantors of our obligations.

The term loan was funded in full on the closing date. During the first twelve (12) months of the loan, we are required to make quarterly interest-only payments to the lenders under the Credit Agreement. We are scheduled to make quarterly repayments of principal commencing approximately one year after the first anniversary of the closing date. The maturity date of the term loan is April 11, 2011.

Outstanding amounts under the term loan bear interest at either: (a) 7% per annum plus, the greater of (i) Prime Rate, and (ii) the Federal Funds Effective Rate plus 3% (the “Base Rate”), or (b) 8% per annum plus the floating rate of LIBOR (the “LIBOR Rate”). To the extent interest payable on the term loan (a) exceeds the LIBOR Rate plus 5% in year one or (b) exceeds the LIBOR Rate plus 7% for the years thereafter, such amounts will be capitalized and added to the outstanding principal amount of the term loan and shall therefore bear interest. Interest is payable in arrears on the last day of the month for Base Rate loans, and the last day of the chosen interest period (one, two or three months) for LIBOR Rate loans.

Principal under the term loan that we repay may not be re-borrowed. In addition, the Credit Agreement requires us to prepay principal prior to its scheduled payment date in certain circumstances, including if we sell assets, have excess cash or close an equity financing transaction; provided that, in connection with an equity financing, the first $10,000,000 of net proceeds and 50% of all amounts raised thereafter shall not be subject to the mandatory prepayment requirement and may be kept by us. Generally, prepayments are subject to a prepayment premium.

The revolving facility provides us with the right to borrow up to $3,000,000. The amounts borrowed and repaid under the revolving facility generally may be re-borrowed by us. The revolving facility terminates on April 11, 2011. Outstanding amounts will bear interest at either: (a) the Base Rate, or (b) the LIBOR Rate. Interest is payable in arrears on the last day of the month for Base Rate loans, and the last day of the chosen interest period (one, two or three months) for LIBOR Rate loans.

The Credit Facility is secured by a security interest in substantially all of our and each of our subsidiary’s assets. In connection with the grant of such security interest, the parties entered into a Pledge and Security Agreement.

On the closing date of the Credit Facility, we issued two warrants to purchase an aggregate of 3,514,933 shares of our common stock. We issued a warrant to SPCP Group, L.L.C. to purchase 2,636,200 shares of our common stock at an exercise price of $.01 per share, and we issued a warrant to SPCP Group III LLC to purchase 878,733 shares of our common stock at an exercise price of $.01 per share. The warrants are subject to potential weighted-average anti-dilution adjustments that could result in additional shares being issuable upon exercise of the warrants. The warrants expire on April 11, 2016.

At any time and from time to time until April 11, 2016, the warrantholders are entitled to demand and piggyback registration rights, whereby either warrantholder may request that we file a registration statement, or include within a registration statement to be filed, with the Securities and Exchange Commission for the warrantholders’ resale of the shares of common stock issuable upon exercise of the warrants.

Atlantic Investors, LLC

Atlantic Investors, LLC owns approximately 59% of our outstanding common stock. Following the closing of the Credit Agreement described above on April 11, 2006, Atlantic Investors’ ownership was approximately 43% on a fully diluted basis. In addition, Atlantic Investors holds a promissory note in the principal amount of $3.0 million, the maturity date of which was extended, pursuant to an amended loan agreement dated April 11, 2006, to 90 days after the maturity date of the Credit Agreement.

Some of the members of our management group also serve as members of the management group of Atlantic Investors and its affiliates. Specifically, Andrew Ruhan, the Chairman of our Board, holds a 10% equity interest in Unicorn Worldwide Holdings Limited, a managing member of Atlantic Investors. Arthur Becker, our President and Chief Executive Officer and a member of our Board of Directors, is the managing member of Madison Technology LLC, a managing member of Atlantic Investors

In connection with and as a condition precedent to the Credit Facility, we entered into an Amended and Restated Loan Agreement (the “Atlantic Amendment”) with Atlantic Investors, which amended and restated our existing Loan Agreement with Atlantic Investors dated January 29, 2003 (the “2003 Atlantic Agreement,” collectively with the Atlantic Amendment, the “Atlantic Loan #1”). The amounts outstanding under the Atlantic Loan #1 are convertible at any time, at Atlantic Investors’ option, into shares of our common stock at a conversion price of $2.81.

Also in connection with and as a condition precedent to the Credit Facility, we entered into a Term Loan Agreement with Atlantic Investors whereby we established a subordinated term loan facility with Atlantic in an amount not to exceed $5,000,000. Unicorn Worldwide Holdings Limited (a British Virgin Islands corporation and an affiliate of Atlantic) has guaranteed Atlantic’s performance obligations under the Atlantic term loan, pursuant to that certain Atlantic Fund Guaranty made and executed by Unicorn in favor of the Company.

Credit advances under the Atlantic term loan shall bear interest at either: (a) 7% per annum plus, the greater of (i) Prime Rate, and (ii) the Federal Funds Effective Rate plus 3%, or (b) 8% plus the floating rate of LIBOR. Interest may, at our option, be paid in cash or quarterly by promissory notes executed by us on behalf of Atlantic. All outstanding amounts under the Atlantic term note shall be paid in full by us no later than the date that is 90 days after the earlier of: (a) April 11, 2011, and (b) the date all obligations under the Credit Facility have been paid in full.

Under the Atlantic term loan and related transaction documents, Atlantic agreed to subordinate this indebtedness to amounts owed to Silver Point and its affiliates and that such amounts shall be unsecured obligations.

Hewlett-Packard Financial Services Company and Affiliates

In connection with our acquisition of ClearBlue Technologies Management, Inc., a subsidiary of CBT, (“CBTM”), we assumed CBTM’s equipment lease pursuant to which CBTM had leased hardware and software from HPFS. Pursuant to the assumed equipment lease, we are required to make monthly payments to HPFS through May 2007, following which we will own the leased items. In connection with our acquisition of Surebridge, we assumed Surebridge’s equipment lease pursuant to which Surebridge had leased hardware and software from HPFS. Pursuant to the assumed equipment lease, we are required to make monthly payments to HPFS through May 2007, following which we will own the leased items. In October 2004 we entered into a Reaffirmation and Modification Agreement with HPFS pursuant to which we restructured the equipment lease to refinance past due amounts and remaining obligations under the equipment lease and to finance the buyout amount with respect to the leased hardware and software. In connection with this restructuring, we were required to guaranty the obligations of CBTM and ManagedOps.com, Inc. with respect to the restructured leases. In May 2006 we entered into a Forbearance and Modification Agreement with HPFS pursuant to which we restructured the equipment lease to refinance past due amounts and remaining obligations under the equipment. As of July 31, 2006, the aggregate balance outstanding under the assumed leases was approximately $2.0 million.

Beginning April 1, 2004, we entered into an Outsourcing Agreement with ClearBlue Technologies (UK) Limited (“ClearBlue”) whereby, we provide certain management services as well as manage the day-to-day operations as required by ClearBlue’s customers’ contracts. We charge ClearBlue a monthly fee of £4,700, plus 20% of gross profit (gross profit is revenue collected from ClearBlue customers, less the monthly fee), but in the event such calculation is less than $0, 100% of the gross profit shall remain with ClearBlue. During the fiscal year ended July 31, 2006, we charged ClearBlue approximately $137,000 under this agreement. As of July 31, 2006, there are no amounts outstanding under this agreement.

Pursuant to a services agreement between NaviSite and HPFS, during fiscal year 2006 HPFS provided technology support services to NaviSite for which NaviSite paid approximately $0.3 million.

Waythere, Inc.

On June 10, 2004, we completed the acquisition of substantially all of the assets and liabilities of Waythere, Inc. (f/k/a Surebridge, Inc.) in exchange for two promissory notes in the aggregate principal amount of approximately $39.3 million, three million shares of our common stock and the assumption of certain liabilities of Waythere.

The promissory notes that we issued to Waythere accrued interest on the unpaid balance at an annual rate of 10%, however no interest accrued on any principal paid within nine months of the closing. The maturity date of the notes was June 10, 2006.

On April 11, 2006, we used amounts borrowed under the Credit Facility described above to repay approximately $41,000,000 to Waythere, which included all outstanding principal and accrued but unpaid interest under the two promissory we issued on June 10, 2004.

Stock Performance Graph

The following graph compares the cumulative total return to stockholders of NaviSite common stock for the period from August 1, 2001 through July 31, 2006, with the cumulative total return over the same period of (i) the Nasdaq Composite Index and (ii) a peer group index of publicly traded companies that provide similar services to those of NaviSite (the “Peer Group Index”). The graph assumes the investment of $100 in NaviSite common stock and in each of such indices (and the reinvestment of all dividends, if any) on August 1, 2001. The performance shown is not necessarily indicative of future performance.

Comparison of Cumulative Total Return
Assumes Initial Investment of $100
August 1, 2001 Through July 31, 2006

		Nasdaq
Measurement Period		Composite	Peer Group
(Fiscal Year Covered)	NaviSite, Inc.	Index	Index(1)
August 1, 2001	$100.00	$100.00	$100.00
July 31, 2002	$16.00	$65.76	$59.52
July 31, 2003	$26.23	$86.31	$61.34
July 31, 2004	$17.96	$94.34	$66.92
July 31, 2005	$16.98	$109.92	$66.04
July 31, 2006	$34.78	$106.10	$74.04

(1)	The Peer Group Index is a modified-capitalization weighted index of stocks selected by NaviSite that represents the following publicly traded companies: International Business Machines Corporation, Electronic Data Systems Corporation, Computer Sciences Corporation, Level 3 Communications, Inc., Qwest Communications International Inc., AT&T Corp., Akamai Technologies, Inc. and SBC Communications Inc.

Notwithstanding anything to the contrary set forth in any of NaviSite’s filings under the Securities Act or the Exchange Act that might incorporate other filings with the SEC, including this Proxy Statement, in whole or in part, the Compensation Committee Report on Executive Compensation and the Stock Performance Graph shall not be deemed incorporated by reference into any such filings.

Employment Agreements and Severance and Change of Control Arrangements

Arthur Becker

We entered into an employment agreement with Arthur P. Becker as of February 21, 2003, pursuant to which he is employed as NaviSite’s Chief Executive Officer and President. His agreement is for a continuous term, but subject to the provisions described below, may be terminated by either party at any time. Pursuant to this agreement, Mr. Becker is entitled to receive:

•	a base salary, currently $275,000 per year, which is reviewed by our Board of Directors annually (but no more frequently than annually);

•	an annual bonus upon NaviSite’s achievement of various financial and/or other goals established by the Board; and

•	fringe benefits, including stock options and health insurance and other benefits available to our employees.

If Mr. Becker’s employment is terminated (i) by reason of death or disability, (ii) by NaviSite with cause or (iii) due to his voluntary resignation, then he will receive no additional salary or benefits other than what has accrued through the date of termination.

If Mr. Becker’s employment is terminated without cause and he signs a general release of known and unknown claims in a form satisfactory to NaviSite, Mr. Becker will receive severance payments at his final base salary rate, less applicable withholding, until the earlier of (i) six months after the date of his termination without cause, or (ii) the date on which he first commences other employment.

Mr. Becker and NaviSite have also entered into an indemnification agreement pursuant to which he will be indemnified by NaviSite, subject to certain limitations, for any liabilities incurred by him in connection with his role as a director and officer of NaviSite.

On April 6, 2006, we entered into a Separation Agreement with Mr. Becker. The Separation Agreement provides that if his employment is terminated by NaviSite other than for cause (as defined), disability (as defined) or death, or by Mr. Becker for good reason (as defined) following a change of control (as defined), then NaviSite shall be obligated to (i) pay Mr. Becker as severance his annual base salary in effect on the date of termination for a period of six months, (ii) pay a lump sum bonus payment equal to his target bonus for the current fiscal year pro rated to the date of termination, (iii) pay any unpaid bonus from the prior fiscal year, (iv) pay all legal fees and expenses incurred by Mr. Becker in seeking to obtain or enforce any right provided by the Separation Agreement, and (v) reimburse Mr. Becker for COBRA payments for health and welfare benefits continuation if he elects COBRA coverage for a period of six months. Mr. Becker will not be entitled to the foregoing benefits if an equivalent benefit is received by him from another employer during the six month period following his termination. The Separation Agreement also provides that following a change of control (as defined) of NaviSite, all options and shares of restricted stock issued to Mr. Becker under NaviSite’s Amended and Restated 2003 Stock Incentive Plan or any other NaviSite stock incentive plan will become exercisable and vested in full on the date of the change of control.

NaviSite’s obligations to provide the forgoing benefits is subject to the effectiveness of a general waiver and release from Mr. Becker in favor of NaviSite, its directors, officers, employees, representatives, agents and affiliates in a form satisfactory to NaviSite.

On October 24, 2006, we entered into a Bonus Letter with Mr. Becker detailing our 2007 Executive Incentive Program (the “2007 Plan”). Under the 2007 Plan, Mr. Becker’s base salary for fiscal 2007 is $350,000, his target incentive bonus is $250,000 and his over-achievement bonus opportunity is $120,000. Payment of the incentive bonus and the over-achievement bonus is dependent on the Company achieving certain financial goals as established by the Board of Directors.

John J. Gavin, Jr.

On April 6, 2006, we entered into a Separation Agreement with Mr. Gavin. The Separation Agreement with Mr. Gavin provides that if his employment is terminated by NaviSite other than for cause (as defined), disability (as defined) or death, or by him for good reason (as defined) following a change of control (as defined), then NaviSite shall be obligated to (i) pay Mr. Gavin as severance his annual base salary in effect on the date of termination for a period of six months, in the case of a termination by NaviSite other than for cause, disability or death, or for a period of twelve months, in the case of a termination by Mr. Gavin for good reason, (ii) pay a lump sum bonus payment to Mr. Gavin equal to his target bonus for the current fiscal year pro rated to the date of termination, (iii) pay to Mr. Gavin any unpaid bonus from the prior fiscal year, (iv) pay all legal fees and expenses incurred by Mr. Gavin in seeking to obtain or enforce any right provided by the Separation Agreement, and (v) reimburse Mr. Gavin for COBRA payments for health and welfare benefits continuation if he elects COBRA coverage for a period of six months, in the case of a termination by NaviSite other than for cause, disability or death, or for a period of twelve months, in the case of a termination by Mr. Gavin for good reason. Mr. Gavin will not be entitled to the foregoing benefits if an equivalent benefit is received by him from another employer during the six month period following his termination, in the case of a termination by NaviSite other than for cause, disability or death, or for a period of twelve months in the case of a termination by him for good reason.

The Separation Agreement also provides that following a change of control (as defined) of NaviSite, all options and shares of restricted stock issued to Mr. Gavin under NaviSite’s Amended and Restated 2003 Stock Incentive Plan or any other NaviSite stock incentive plan will become exercisable and vested in full on the date of the change of control.

NaviSite’s obligations to provide the forgoing benefits is subject to the effectiveness of a general waiver and release from Mr. Gavin in favor of NaviSite, its directors, officers, employees, representatives, agents and affiliates in a form satisfactory to NaviSite.

On October 24, 2006, we entered into a Bonus Letter with Mr. Gavin detailing our 2007 Plan. Mr. Gavin’s compensation under the 2007 Plan includes a fiscal 2007 base salary of $250,000, a target incentive bonus of $125,000 and an over-achievement bonus opportunity of $80,000. Payment of the incentive bonus and the over-achievement bonus is dependent on the Company achieving certain financial goals as established by the Board of Directors.

Monique Cormier

We entered into an employment offer letter with Monique Cormier as of August 12, 2005, pursuant to which she is employed as NaviSite’s General Counsel. Pursuant to this agreement, Ms. Cormier is entitled to receive:

•	an annual base salary of $180,000 per year; and

•	fringe benefits, including stock options and health insurance and other benefits available to our employees.

On April 6, 2006, we entered into a Separation Agreement with Ms. Cormier. The Separation Agreement provides that if her employment is terminated by NaviSite other than for cause (as defined), disability (as defined) or death, or by Ms. Cormier for good reason (as defined) following a change of control (as defined), then NaviSite shall be obligated to (i) pay Ms. Cormier as severance her annual base salary in effect on the date of termination for a period of six months, (ii) pay a lump sum bonus payment equal to her target bonus for the current fiscal year pro rated to the date of termination, (iii) pay any unpaid bonus from the prior fiscal year, (iv) pay all legal fees and expenses incurred by Ms. Cormier in seeking to obtain or enforce any right provided by the Separation Agreement, and (v) reimburse Ms. Cormier for COBRA payments for health and welfare benefits continuation if she elects COBRA coverage for a period of six months. Ms. Cormier will not be entitled to the foregoing benefits if an equivalent benefit is received by her from another employer during the six month period following her termination.

The Separation Agreement also provides that following a change of control (as defined) of NaviSite, all options and shares of restricted stock issued to Ms. Cormier under NaviSite’s Amended and Restated 2003 Stock Incentive Plan or any other NaviSite stock incentive plan will become exercisable and vested in full on the date of the change of control.

NaviSite’s obligations to provide the forgoing benefits is subject to the effectiveness of a general waiver and release from Ms. Cormier in favor of NaviSite, its directors, officers, employees, representatives, agents and affiliates in a form satisfactory to NaviSite.

On October 24, 2006, we entered into a Bonus Letter with Ms. Cormier detailing our 2007 Plan. Ms. Cormier’s compensation under the 2007 Plan includes a fiscal 2007 base salary of $190,000, a target incentive bonus of $55,000 and an over-achievement bonus opportunity of $25,000. Payment of the incentive bonus and the over-achievement bonus is dependent on the Company achieving certain financial goals as established by the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires NaviSite’s directors, executive officers and persons who own more than 10% of a registered class of NaviSite’s equity securities (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Based solely upon review of copies of such reports, or other written representations from Reporting Persons, NaviSite believes that, during the fiscal year ended July 31, 2006, all Reporting Persons complied with all applicable requirements of Section 16(a) of the Exchange Act, except that Andrew Ruhan reported one day late the receipt of a stock option for 50,000 shares of common stock granted on September 27, 2005.

Annual Report on Form 10-K

Concurrently with this Proxy Statement, NaviSite is sending a copy of its 2006 Annual Report on Form 10-K without exhibits to all of its stockholders of record as of October 23, 2006. The 2006 Annual Report contains NaviSite’s audited consolidated financial statements for the fiscal year ended July 31, 2006.

A copy of NaviSite’s Annual Report on Form 10-K (with all exhibits) for the fiscal year ended July 31, 2006 filed with the SEC may be accessed from the SEC’s website (www.sec.gov) or may be obtained without charge upon written request to NaviSite, Inc., 400 Minuteman Road, Andover, Massachusetts 01810, Attention: Investor Relations.

Other Matters

The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters. Discretionary authority for them to do so is contained in the enclosed proxy card.

An adjournment of the Annual Meeting may be made from time to time by the chairman of the Annual Meeting or by approval of the holders of shares representing a majority of the votes present in person or by proxy at the Annual Meeting, whether or not a quorum exists. In their discretion, the proxies named in the proxy card are authorized to vote upon any adjournment of the Annual Meeting. However, no proxies voted against Proposal No. 2 will be voted in favor of adjournment of the Annual Meeting for the purpose of soliciting additional proxies with respect to any such proposal.

Stockholder Proposals

Proposals of stockholders intended to be presented in NaviSite’s proxy statement and form of proxy for the 2007 Annual Meeting of Stockholders in accordance with Rule 14a-8 under the Exchange Act (“Rule 14a-8”), must be received by NaviSite no later than July 13, 2007 in order to be included in NaviSite’s proxy statement and form of proxy relating to that meeting.

Under the By-Laws, proposals of stockholders intended to be submitted for a formal vote at NaviSite’s 2007 Annual Meeting of Stockholders (other than proposals intended to be included in NaviSite’s proxy statement and form of proxy in accordance with Rule 14a-8) may be made only by a stockholder of record who has given notice of the proposal to the Secretary of NaviSite at its principal executive offices no earlier than September 16, 2007 and no later than October 1, 2007.

By order of the Board of Directors,
Monique Cormier
Secretary

November 1, 2006

APPENDIX I

NAVISITE, INC.

AUDIT COMMITTEE CHARTER

1.	PURPOSE

The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the stockholders and others, reviewing the systems of internal controls which management and the Board of Directors have established, selecting and reviewing the performance of independent auditors, and overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

The Audit Committee will fulfill these responsibilities by carrying out the activities enumerated in Section 3 of the Charter. The Audit Committee shall be given full and direct access to the Company’s management and independent auditors as necessary to carry out these responsibilities. However, the Audit Committee’s function is one of oversight only and shall not relieve the Company’s management of its responsibilities for preparing financial statements which accurately and fairly present the Company’s financial results and condition, or the responsibilities of the independent auditors relating to the audit or review of financial statements.

The independent auditors’ ultimate responsibility is to the Board of Directors and the Audit Committee, as representatives of the stockholders. These representatives have the ultimate authority to select, evaluate and, where appropriate, replace the independent auditors.

2.	COMPOSITION OF THE AUDIT COMMITTEE

The Audit Committee shall be comprised of not less than three directors, each of whom will be independent as required by Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any rules and regulations promulgated thereunder by the Securities and Exchange Commission (the “SEC”), and the applicable rules of NASDAQ. Members of the Audit Committee shall be appointed by the Board of Directors. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause. The compensation of Audit Committee members shall be as determined by the Board of Directors.

All members of the Audit Committee shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

3.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Audit Committee shall:

1. Review annually the Audit Committee Charter for adequacy and recommend any changes to the Board.

2. Review the significant accounting principles, policies and practices followed by the Company in accounting for and reporting its financial results of operations in accordance with generally accepted accounting principles (“GAAP”).

3. Review the financial, investment and risk management policies followed by the Company in operating its business activities.

4. Review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

5. Consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

6. Prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

7. Review any management letters or internal control reports prepared by the independent auditors or the Company’s internal auditors and responses to prior management letters, and review with the independent auditors the Company’s internal financial controls.

8. Review the effectiveness of the independent audit effort, including approval of the scope of, and fees charged in connection with, the annual audit, quarterly reviews and any non-audit services being provided.

9. Be directly responsible for the appointment, determination of the compensation for, retention and oversight of the work of the independent auditors employed to conduct the audit (including resolution of disagreements between the independent auditors and management regarding financial reporting) or other audit, review or attest services. The independent auditors shall report directly to the Audit Committee.

10. Pre-approve all audit services and permissible non-audit services by the independent auditors, as set forth in Section 10A of the Exchange Act and the rules and regulations promulgated thereunder by the SEC. The Audit Committee may establish pre-approval policies and procedures, as permitted by Section 10A of the Exchange Act and the rules and regulations promulgated thereunder by the SEC, for the engagement of independent auditors to render services to the Company, including but not limited to policies that would allow the delegation of pre-approval authority to one or more members of the Audit Committee, provided that any pre-approvals delegated to one or more members of the Audit Committee are reported to the Audit Committee at its next scheduled meeting.

11. Review the hiring policies for any employees or former employees of the independent auditors.

12. Obtain on an annual basis a formal written statement from the independent auditors delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard No. 1, and review and discuss with the independent auditors all significant relationships the independent auditors have with the Company which may affect their independence. The Audit Committee is responsible for ensuring the independence of the independent auditors.

13. For each of the first three fiscal quarters and at year end, at an Audit Committee meeting review with management the financial results, the proposed earnings press release and formal guidance which the Company may plan to offer, and review with the independent auditors the results of their review of the interim financial information and audit of the annual financial statements.

14. Review management’s analysis of any significant accounting issues, changes, estimates, judgments or unusual items relating to the financial statements and the selection, application and effects of critical accounting policies applied by the Company (including an analysis of the effect of alternative GAAP methods) and review with the independent auditors the reports on such subjects delivered pursuant to Section 10A(k) of the Exchange Act and the rules and regulations promulgated thereunder by the SEC.

15. Following completion of the annual audit, review separately with the independent auditors and management any significant difficulties encountered during the course of the audit.

16. Engage and determine funding for such independent professional advisers and counsel as the Audit Committee determines are appropriate to carry out its functions hereunder. The Company shall provide appropriate funding to the Audit Committee, as determined by the Audit Committee, for payment of (a) compensation to the independent auditors for services approved by the Audit Committee,

(b) compensation to any outside advisers retained by the Audit Committee, and (c) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

17. Report to the Board on a regular basis on the major events covered by the Audit Committee and make recommendations to the Board and management concerning these matters.

18. Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Audit Committee or the Board deems necessary or appropriate, including but not limited to the Company’s legal and regulatory compliance.

19. Approve all related-party transactions, as defined by applicable rules of NASDAQ, to which the Company is a party.

20. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

4.	AUDIT COMMITTEE MEETINGS

The Audit Committee shall meet on a regular basis at least four (4) times each year, and will hold special meetings as circumstances require. At all Audit Committee meetings a majority of the total number of members shall constitute a quorum. Minutes shall be kept of each meeting of the Audit Committee. The timing of the meetings to be scheduled for an upcoming fiscal year shall be determined by the Audit Committee prior to the beginning of such fiscal year. A calendar of proposed meetings will be reviewed by the Audit Committee at the same time as the annual Audit Committee Charter review. The calendar shall include appropriate meetings to be held separately with representatives of the independent auditors and management, including a meeting to conduct the reviews required under Section 3.15 above. In addition, the Audit Committee will meet at any time that the independent auditors or management believe communication to the Audit Committee is required.

Approved by the Board of Directors of NaviSite, Inc. on October 17, 2003.

PROXY
NAVISITE, INC.
400 MINUTEMAN ROAD
ANDOVER, MA 01810
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
     The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors’ proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Arthur P. Becker, John J. Gavin, Jr. and Monique Cormier, and each of them singly, with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all shares of common stock of NaviSite, Inc. (“NaviSite”) held of record by the undersigned on October 23, 2006 at the Annual Meeting of Stockholders to be held on December 12, 2006 and any adjournments thereof. None of the following proposals are conditioned upon the approval of any other proposal.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.
PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?
NAVISITE, INC.
C/O Computershare
P.O. BOX 8694
EDISON, NJ 08818-8694
Dear Stockholder:
     Please take note of the important information enclosed with this proxy. There are a number of issues related to the operation of NaviSite that require your immediate attention. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.
     Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage-paid envelope.
     Thank you in advance for your prompt consideration of these matters.
     ☑ Please mark votes as in this example.
A vote FOR the director nominees (Proposal No. 1) and FOR the ratification of the selection of KPMG LLP as independent registered public accounting firm (Proposal No. 2) is recommended by the Board of Directors.

1.	Election of	Nominees:		WITHHELD
	Directors	(01) Andrew Ruhan,	FOR ALL	FROM ALL
		(02) Arthur P. Becker,	NOMINEES	NOMINEES
		(03) Gabriel Ruhan,	☐	☐
(04) James Dennedy,
(05) Larry Schwartz, and

(06) Thomas R. Evans

☐	For all nominees except as noted above

2.	Ratification of the selection of KPMG LLP as independent registered public accounting firm for the fiscal year ending July 31, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.		MARK HERE FOR ADDRESS CHANGE OR COMMENTS AND NOTE ON REVERSE. ☐
Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

Signature:	Date:

Signature:	Date: